Exhibit 14


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 15, 2004, relating to the financial statements and financial highlights, which appears in the August 31, 2004 Annual Report to Shareholders of LEADER Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Columbus, Ohio
December 17, 2004